UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

LUNAI BIOWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LUNAI BIOWORKS, INC.

2080 Century Park East, Suite 906

Los Angeles, CA 90067

LUNAI BIOWORKS, INC.

2080 Century Park East, Suite 906

Los Angeles, CA 90067

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 31, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Lunai Bioworks, Inc., a Delaware corporation (“we,” “us,” “our,” “Lunai,” or the “Company”), will be held on Friday, October 31, 2025, at 10:00 a.m., Eastern Time via a live webcast on the Internet. You will be able to virtually attend the Annual Meeting online and vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LNAI2025 during the meeting. Only stockholders of record of our common stock on October 3, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments, continuations or postponements thereof that may take place. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect four directors to serve until the Company’s 2026 annual meeting of stockholders or until their successors are duly elected and qualified (“Election of Directors”);

2.	To approve by a non-binding advisory vote the compensation of the Company’s named executive officers, as disclosed in this proxy statement (the “Say-on-Pay Proposal”);

3.	To approve by a non-binding advisory vote the appointment of Sadler, Gibb & Associates LLC (“Sadler”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 (the “Auditor Ratification Proposal”);

4.	To approve proposed amendments to the Renovaro Biosciences, Inc. 2023 Equity Incentive Plan, as amended, in substantially the form attached to the proxy statement as Annex A (the “Incentive Plan Proposal”); and

5.	To transact such other business that is properly presented at the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board recommends a vote FOR each of the Board’s four nominees that are standing for election to the board of directors (Proposal 1), FOR the Say-on-Pay Proposal (Proposal 2), FOR the Auditor Ratification Proposal (Proposal 3), and FOR the Incentive Plan Proposal (Proposal 4).

The Board has fixed the close of business on October 3, 2025 as the Record Date for the Annual Meeting. Only stockholders of record on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s), continuations(s), or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices during regular business hours for the 10 calendar days prior to the Annual Meeting.

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares by following the instructions in the proxy card and the accompanying proxy statement and submit your proxy as promptly as possible by Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

On behalf of our entire Board of Directors, we thank you for your continued support.

By Order of the Board of Directors,

/s/ David Weinstein
David Weinstein
Chief Executive Officer and Director

Los Angeles, California
October 16, 2025

i

LUNAI BIOWORKS, INC.

2080 Century Park East, Suite 906

Los Angeles, CA 90067

PROXY STATEMENT FOR LUNAI BIOWORKS, INC.

2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 31, 2025

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” the “Company” or “Lunai” refer to Lunai Bioworks, Inc., a Delaware corporation and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (“Common Stock”).

The accompanying proxy is solicited by the board of directors of the Company (the “Board”) on behalf of Lunai Bioworks, Inc. to be voted at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 31, 2025. The Annual Meeting will be held virtually via a live webcast on the Internet on Friday, October 31, 2025, at 10:00 a.m., Eastern Time.

If you held shares of our Common Stock at the close of business on October 3, 2025 (the “Record Date”), you are invited to attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/LNAI2025 and if you held shares of our Common Stock at the close of business on the Record Date, you are invited to vote on the proposals described in this proxy statement. The Company first began mailing the proxy statement, the proxy card, its annual report on Form 10-K, on October 16, 2025.

The Company will pay the costs of soliciting proxies from stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” By using the methods discussed below, you will be appointing James A. McNulty and Douglas W. Calder as your proxies. The proxies will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares may be voted.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (“SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the following proposals:

1.	To elect four directors to serve until the Company’s 2026 annual meeting of stockholders or until their successors are duly elected and qualified (“Election of Directors”);

2.	To approve by a non-binding advisory vote the compensation of the Company’s named executive officers, as disclosed in this proxy statement (the “Say-on-Pay Proposal”);

3.	To approve by a non-binding advisory vote the appointment of Sadler, Gibb & Associates LLC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 (the “Auditor Ratification Proposal”);

4.	To approve proposed amendments to the Renovaro Biosciences, Inc. 2023 Equity Incentive Plan, as amended, in substantially the form attached to the proxy statement as Annex A (the “Incentive Plan Proposal”); and

5.	To transact such other business that is properly presented at the Annual Meeting.

What is the record date and what does it mean?

The Record Date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on October 3, 2025. The Record Date is established by the Board as required by Delaware law. On the Record Date, 23,178,153 shares of Common Stock were issued and outstanding and entitled to vote. Our Common Stock is our only class of outstanding voting stock.

Who can vote?

If on the Record Date your shares of our Common Stock were registered directly in your name with our transfer agent, Securities Transfer Corporation, then you are a stockholder of record.

 If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for stockholders of record. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.

What are the voting rights of the stockholders?

Each share of our Common Stock outstanding as of the record date is entitled to one vote per share on all matters properly brought before the Annual Meeting.

Why are you holding a virtual Annual Meeting?

Our 2025 Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can submit questions to our Board or management, as time permits.

How do I access the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

To be admitted to the virtual Annual Meeting, you will need to log in at www.proxyvote.com using the 16-digit control number found on the proxy card previously mailed or made available to stockholders entitled to vote at the Annual Meeting. Because the Annual Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

How do I vote and will my shares be voted if I do not vote?

If you are a stockholder of record, there are four ways to vote:

(1)	By Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on October 30, 2025 (have your 16-digit stockholder control number, which can be found on your proxy card, in hand when you access the website);

(2)	By toll-free telephone at 1-800-690-6903 , until 11:59 p.m., Eastern Time on October 30, 2025 (have your 16-digit stockholder control number, which can be found on your proxy card, in hand when you call);

(3)	By completing, signing, dating and mailing your proxy card in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or

(4)	Online during the Annual Meeting at www.virtualshareholdermeeting.com/LNAI2025. You will need your 16-digit stockholder control number, which can be found on your proxy card, in hand when you vote online during the Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. By completing and submitting a proxy, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed James A. McNulty and Douglas W. Calder, to serve as the proxies for the Annual Meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director for the Election of Directors, and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to the Say-on-Pay Proposal, Auditor Ratification Proposal, and the Incentive Plan Proposal.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m., Eastern Time on October 30, 2025. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you virtually attend the Annual Meeting and vote your shares online. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board on all matters, and in the discretion of proxy holders as to any other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board on all matters, and in the discretion of proxy holders as to any other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. We know of no other business to be considered at the Annual Meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through banks and brokers.

In the event you do not provide instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on Proposal 3 (Auditor Ratification Proposal) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority. Under the rules that govern brokers who are voting with respect to shares that are held in street name, the bank, broker or other nominee that holds your shares has the discretion to vote such shares on “routine” matters, but not on “non-routine” matters. The Auditor Ratification Proposal is considered a “routine” matter. Accordingly, the bank, broker or other nominee that holds your shares may vote your shares without receiving instructions from you on Proposal 3 (Auditor Ratification Proposal). Proposal 1 (Election of Directors), Proposal 2 (Say-on-Pay Proposal), and Proposal 4 (Incentive Plan Proposal) are not considered routine matters. Accordingly, your bank, broker or other nominee does not have the ability to vote your uninstructed shares in Proposal 1 (Election of Directors), Proposal 2 (Say-on-Pay Proposal) and Proposal 4 (Incentive Plan Proposal). Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for Proposals 1, 2, and 4 of this proxy statement. A failure to instruct the bank, broker or other nominee that holds your shares on how to vote your shares will not necessarily count as a vote against either of these proposals.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

How does the Board recommend I vote on the proposals?

The Board recommends you vote:

●	“FOR” all four director nominees;
●	“FOR” the Say-on-Pay Proposal;
●	“FOR” the Auditor Ratification Proposal;
●	“FOR” the Incentive Plan; and

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by one or both of the proxy holders listed in the proxy in accordance with their best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I change or revoke my proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	by attending the Annual Meeting and voting virtually. Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card, is the vote that will be counted.

What if I receive more than one notice or proxy card?

You may receive more than one proxy card if you hold shares of Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote and will my shares be voted if I do not vote?” for each account to ensure that all of your shares are voted.

What is a “quorum” and what constitutes a quorum for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented by proxy at the Annual Meeting to properly hold a meeting of stockholders and conduct business under our Amended and Restated Bylaws, as amended (the “Bylaws”), and Delaware law. The presence, in person (which would include presence at a virtual meeting) or represented by proxy, of a one-third of the voting power of the stock issued, outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote for the purposes of determining a quorum for the Annual Meeting, whereas broker non-votes will not be counted towards quorum.

What vote is required to approve each proposal and how are votes counted?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of Directors.	Each of the four (4) nominees will be elected by a “plurality” of votes cast at the 2025 Meeting, which means that the four (4) nominees who receive the highest number of “FOR” votes will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.

Proposal 2 — Say on Pay Proposal.	The approval, on a non-binding, advisory basis, of the compensation paid to the Company’s named executive officers, requires the affirmative vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal). Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

Proposal 3 — Auditor Ratification Proposal.	The appointment of Sadler as Company’s independent registered public accounting firm will be ratified if one-third of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

Proposal 4 – Incentive Plan Proposal	The 2025 Equity Incentive Plan will be approved if one-third of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. You may vote “for” or “against” or “abstain” from voting on Proposal 4. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.

Is voting confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, representatives of Security Transfer Corporation, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of the stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a bank, broker or other nominee holds our shares on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth herein and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Whom do I contact if I have questions?

If you have any questions about the Annual Meeting or would like additional copies of any of the documents referred to in this proxy statement, you should email our Investor Relations department at ir@lunaibioworks.com.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., Eastern Time on Friday, October 31, 2025. Our Annual Meeting will be held in a virtual meeting format only.

To attend the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/LNAI2025 shortly before the meeting time, and follow the instructions for accessing the webcast. If you miss the Annual Meeting, you can view a replay of the webcast at the same location for at least six months after the meeting. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact please notify your bank or broker, direct your written request to our Corporate Secretary, via email at ir@lunaibioworks.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Explanatory Note Regarding Reverse Split

On September 30, 2025, we effected a 1-for-10 reverse split of our common stock. Unless otherwise indicated, all shares and per-share data in this Proxy Statement have been adjusted retroactively to reflect the reverse split for all periods presented.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees for Election

On October 12, 2025, our Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, nominated the following individuals for election at the Annual Meeting (collectively, the “Company Nominees”):

Name	Age	Position
David Weinstein	65	Director
James A. McNulty	75	Director
Douglas W. Calder	58	Director
Mark A. Collins	63	Director

The authorized number of directors may be changed from time to time by resolution of the Board. The size of our Board is currently established at five directors, with the Chairman of the Board being vacant.

If elected, respectively, these Company Nominees will serve on our Board until our 2026 annual meeting of stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal. Our Board believes that all of the Company Nominees possess personal and professional integrity, good judgment, a high level of ability and business acumen.

If a quorum is present, the Company Nominees will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. The four Company Nominees receiving the highest number of affirmative votes will be elected directors of the Company. Shares of voting stock represented by executed proxies will be voted, if authority to do so is not withheld, FOR the election of the four nominees named above. Proxies cannot be voted for a greater number of individuals than the number of nominees named. Should any Company Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Company Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Company Nominee will be unable to serve as a director.

The biographies of the Company Nominees are as follows:

David Weinstein

On October 14, 2024, the board of directors of the Company appointed David Weinstein, age 65, Chief Executive Officer of the Company and a member of the Board. Immediately prior to joining the Company, Mr. Weinstein was a Managing Partner, Investment Banking at Dawson James Securities, Inc. where he has worked since 2005. While at Dawson James, Mr. Weinstein directly sourced over $300 million in investments for small-cap biotech and healthcare companies. He also spearheaded the merger of two healthcare companies in personalized cancer diagnostics and assisted in its uplisting on Nasdaq. Mr. Weinstein received his Bachelor of Arts in Liberal Arts from St. John’s College and a Masters in Public Management from the University of Maryland.

Douglas W. Calder

Since 2015, Mr. Calder has served as president and a director of Vycellix, Inc and its subsidiaries and affiliates. He has also served as a member of the board of directors for Zevra Therapeutics, Inc. (NASDAQ: ZVRA) since April 2023; member of the board of directors for NextGenNK since June 2019; member of the board of directors or special advisor to the board of BioFlorida since January 2019, and a member of the Society for Natural Immunity since July 2018. Mr. Calder has more than 30 years of life science executive experience, having served in various senior executive roles for Florida-based biotechnology companies and research institutes including Viragen, Accentia Biopharmaceuticals, Biovest International and the Vaccine & Gene Therapy Institute of Florida, as well as having formerly served as a registered financial portfolio manager with a focus on life science equities with the New York Stock Exchange member firms, Gruntal & Co. and Dean Witter Reynolds. Mr. Calder received a BA from Florida State University.

Mark A. Collins, PHD

Dr. Collins has dedicated his 40-year career to leveraging computers in drug discovery, blending biology, AI, and software. He has played key roles in biotech startups, large Pharma, and tech companies, leading several to successful exits. Dr. Collins is currently the Chief Scientific Officer at UndauntedBio Inc., where he has served since 2022, a company that takes a unique AI-driven clinically informed, network-medicine approach to repurposing existing drugs for acute and chronic neuropathic pain conditions. Prior to that time, Dr. Collins was the VP Translational Services at Icometrix, where he led the strategy to drive the adoption of AI assisted MRI and digital health tools to help Pharma improve the translational success of CNS therapies for a range of neurodegenerative diseases, such as Multiple Sclerosis, Alzheimer’s, and Parkinson’s. Prior to Icometrix, from 2017 to 2021, Dr. Collins was at Helomics, Corp., most recently as its Chief Technology Officer, where he drove the technical development and commercial realization of AI-driven predictive models of tumor drug response and clinical outcome into the research and clinical decision support markets. Dr. Collins is also the founder and principal consultant of Purplebio Consulting, LLC, a life science consultancy, offering scientific, market, product strategy consulting as well as tactical execution. Dr. Collins holds a doctorate of Philosophy in Microbiology from the University of Surrey and a Bachelor of Science in Applied Sciences from University of Wolverhampton.

James A. McNulty

Mr. McNulty serves as CFO for MIRALOGX, LLC, a privately held incubator which develops and licenses pharmaceutical intellectual property to private and public entities. Mr. McNulty is currently Interim CFO for Inhibitor Therapeutics, Inc. (OTCQB: INTI), where he has served since 2022. After leaving public accounting in 1998 after a 26-year career in Tampa as founder of three CPA firms, he served as CFO in the biopharmaceutical industry, including 3 years with Star Scientific, Inc. (NASDAQ: STSI) and 15 years with BioDelivery Sciences International, Inc. (NASDAQ: BDSI). Mr. McNulty was CEO of MYMD Pharmaceuticals, Inc. (NASDAQ: TNFA) from its inception in 2014 until it became public in early 2020. He served as CFO of MIRA Pharmaceuticals, Inc. from inception in 2020 until it became public in late 2023 as well as Telomir Pharmaceuticals, Inc (NASDAQ: TELO) from inception in 2021 until shortly before it became public in 2023. He served five years on the board as Lead Director/Audit Committee Chair of CV Sciences, Inc (OTC: CVSI). He has extensive experience in privately held companies, including five years as a Director of Quantum Technology Sciences, Inc. until its acquisition by a public company, and since 2000 as CFO of Hopkins Capital Group, an affiliation of limited liability companies which engage in venture activities primarily in the development of pharmaceuticals, including as CFO of privately-owned Defender Pharmaceuticals, Inc. He is a partner in Perfect Golf Event, LLC, an online organizer of over 4,000 charity golf events annually. He co-authored with Pat Summerall and published Business Golf, the art of building relationships on the links. Mr. McNulty’s career in accounting and consulting/forensic services includes expert testimony as a Certified Public Accountant, primarily in construction litigation and personal injury cases. He is a 1972 graduate of University of South Florida and a licensed CPA in Florida since 1975.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Required Vote

A plurality of the shares voted for each nominee at the Annual Meeting is required to elect each nominee as a director.

OUR BOARD RECOMMENDS THE ELECTION OF DAVID WEINSTEIN, JAMES A. MCNULTY, DOUGLAS W. CALDER, AND MARK A. COLLINS, AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE

Composition of the Board of Directors

Our Amended and Restated Certificate of Incorporation, as amended, and Bylaws provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. The size of our Board is currently fixed at five directors. Subject to any rights applicable to any then-outstanding shares of preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. Stockholders vote to elect directors with a term expiring each year at our annual meeting.

Director Nomination Process

Our Board has a Nominating and Corporate Governance Committee that identifies individuals qualified to become Board members and recommends to the Board proposed nominees for Board membership.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills, experience relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity, and sound business judgment. The Board seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders’ diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, members of the Nominating and Corporate Governance Committee and in certain cases other members of the Board will conduct candidate interviews, evaluate biographical information, and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Board Leadership Structure

Our Board does not have a specific policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be selected from among the independent directors. In the past, the positions of principal executive officer and Chairman of the Board have been held by different individuals. Currently, David Weinstein serves as our Chief Executive Officer whereas the position of Chairman of the Board is currently vacant. Our Board believes that it should have the flexibility to make the determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time.

Board Meeting Attendance

During the year ended June 30, 2025, our Board held 15 meetings and acted by unanimous written consent on 10 occasions. Each director attended at least 75% of the total number of meetings of our Board and of committees of our Board on which he or she served during the year ended June 30, 2025. We expect our directors to attend board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of stockholders.

Director Independence

We are currently listed on the Nasdaq Stock Market and therefore rely on the definition of independence set forth in the Nasdaq Listing Rules (“Nasdaq Rules”). Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, the Board has determined that each of Mr. McNulty, Mr. Calder, and Mr. Collins have no relationships with us that would interfere with the exercise of independent judgment and are “independent directors” as that term is defined in the Nasdaq Rules.

Director Attendance at the Annual Meeting

Although we do not have a formal policy regarding attendance by members of the Board at the Annual Meeting, we encourage all of our directors to attend. The Company did not hold an annually meeting for the fiscal year end June 30, 2024.

Committees of the Board of Directors

The Board delegates various responsibilities and authority to different board committees. Committees regularly report on their activities and actions to the full board. Currently, the Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Committee assignments are re-evaluated annually. Each of these standing committees operates under a charter that has been approved by our Board. The current charter of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is available on our website at www.lunaibioworks.com.

The following table sets forth the membership of each of the Board committees listed above.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James McNulty	Chair	Chair	X
Douglas Calder	X	X	Chair
Dr. Mark Collins	X	X	X

 Audit Committee

The Audit Committee has been structured to comply with the requirements of Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of NASDAQ, and each member and former member of the Audit Committee complied with such requirements and standards. The members of the Audit Committee are currently James McNulty (Chair), Douglas Calder and Dr. Mark Collins.

The Audit Committee oversees and reports to our Board on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation, and retention of our independent registered public accounting firm; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures. The Audit Committee appoints and sets the compensation for the independent registered public accounting firm annually and reviews and evaluates such auditor. This external auditor reports directly to the Audit Committee. The Audit Committee establishes our hiring policies regarding current and former partners and employees of the external auditor. In addition, the Audit Committee pre-approves all audit and non-audit services undertaken by the external auditor and any outside consultants engaged in work related to the Company’s financial reporting. The Audit Committee has direct responsibility for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audits, review or attest services, including the resolution of disagreements between the external auditor and management.

The Board has determined that each member of the Audit Committee has the appropriate level of financial understanding and industry specific knowledge to be able to perform the duties of the position; and they are financially literate and have the requisite financial sophistication as required by the applicable listing standards of NASDAQ. The Board has determined that Mr. McNulty is an “audit committee financial expert” as defined by applicable SEC and Nasdaq rules.

The Audit Committee met 4 times during the year ended June 30, 2025, which meetings were all attended by each member during his or her period of service, and the Committee also acts by written consent. The Audit Committee operates under a charter that was adopted by our Board and is posted on our website at www.lunaibioworks.com.

Compensation Committee

The members of our Compensation Committee currently are James McNulty and Douglas Calder. Our Board has determined that Mr. McNulty and Mr. Calder are independent in accordance with Nasdaq Rules.

 The Compensation Committee, as permitted by, and in accordance with, its charter, is responsible for assisting the Board in fulfilling its responsibilities relating to matters of human resources and compensation, including equity compensation, and to establish a plan of continuity and development for our senior management. The Compensation Committee periodically assesses compensation of our executive officers in relation to companies of comparable size, industry, and complexity, taking the performance of the Company and such other companies into consideration. All decisions with respect to the compensation of our principal executive officer are determined and approved solely by the Compensation Committee. All decisions with respect to other executive compensation, including incentive-compensation and equity-based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval. In addition, the Compensation Committee will, as appropriate, review and approve public or regulatory disclosure relating to compensation, including the Compensation Disclosure and Analysis, and any metrics for performance measurements. The Compensation Committee has the authority to retain and compensate any outside adviser as it determines necessary to permit it to carry out its duties.

The Board has determined that each member of the Compensation Committee is a “nonemployee director” as that term is defined under Rule 16b-3 of the Exchange Act and an “outside director” as that term is defined in Treasury Regulation Section 1.162-27(e)(3). The Compensation Committee meets periodically and at least annually in connection with determining the compensation of management for each fiscal year.

The Compensation Committee met 2 times during the year ended June 30, 2025 and acted by written consent 0 times. The Compensation Committee operates under a charter that was adopted by our Board and is posted on our website at www.lunaibioworks.com.

The Compensation Committee has considered the potential risks arising from the Company’s compensation for all employees and does not believe the risks from those compensation practices are reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are currently James McNulty, Mark Collins, and Douglas Calder.

The Nominating and Corporate Governance Committee, as permitted by, and in accordance with, its charter, is responsible for matters related to the selection of directors for appointment and/or election to the Board. This includes establishing criteria for, identifying and recommending potential candidates for nomination to serve on the Board, and establishing criteria to consider recommendations from the stockholders of the Company. The Nominating and Corporate Governance Committee considers and makes recommendations with respect to the independence of all directors.

The Nominating and Corporate Governance Committee is also responsible for maintaining compliance with applicable corporate governance requirements under the Exchange Act and the listing standards of NASDAQ. The Nominating and Corporate Governance Committee oversees the evaluation of the Board, including with respect to corporate governance, and develops and recommends to the Board corporate governance guidelines.

The Nominating and Corporate Governance Committee acted 1times during the year ended June 30, 2025 by written consent. The Nominating and Corporate Governance Committee operates under a charter that was adopted by our Board and is posted on our website at www.lunaibioworks.com.

The Board of Directors’ Role in Risk Oversight

The Board, as a whole and also at the committee level, has an active role in managing enterprise risk. The members of the Board participate in our risk oversight assessment by receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks as well as our policies with respect to risk assessment and risk management. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Members of the management team report directly to the Board or the appropriate committee. The directors then use this information to understand, identify, manage, and mitigate risk. Once a committee has considered the reports from management, the chair of that committee will report on the matter to the full Board at the next meeting of the Board, or sooner if deemed necessary. This enables the Board and its committees to effectively carry out its risk oversight role.

Communications with the Board of Directors

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to our principal executive offices, Attention: Chairman of the Board. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submissions will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

Clawback Policy

We have adopted a Clawback Policy which provides for the recovery of certain incentive compensation in the event of an accounting restatement. Under the Clawback Policy, if the Company’s financial results are restated, due to the Company’s material noncompliance with any financial reporting requirements under securities laws, the portion of any amounts of incentive compensation paid to the Company’s current and former executive officers based on erroneous data will be recouped from those current and former executive officers, as determined by our Compensation Committee.

Insider Trading Policy and Anti-Hedging and Anti-Pledging Policies

We have adopted an Insider Trading Policy that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. The policy prohibits directors, officers and employees of the Company from purchasing or selling any Company security while in possession of material non-public information about the Company.

Corporate Governance Documents Available Online

Our corporate governance documents, including the Audit Committee charter, Compensation Committee charter, Nominating and Corporate Governance Committee charter, and Code of Ethics and Conduct are available free of charge on the “Investors” section of our website (www.lunaibioworks.com) under the tab “Governance Documents”. Information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.

Director Term Limits

The Board does not currently have a term limit policy limiting the number of years a director may serve on the Board.

Executive Officers

The names of our executive officers, their ages, their positions with the Company, and other biographical information as of October 16, 2025, are set forth below. There are no family relationships among our directors and executive officers. We have employment agreements with our executive officers. All of our executive officers are at-will employees.

Name	Age	Position(s)
David Weinstein	65	Chief Executive Officer and Director
Nathen Fuentes	42	Chief Financial Officer

David Weinstein

See Proposal 1: Election of Directors.

Nathen Fuentes

Mr. Fuentes most recently served as Chief Financial Officer at Telomir Pharmaceuticals, an emerging leader in age-reversal science. Previously, Mr. Fuentes worked for mid-market private equity sponsored companies within the specialty healthcare industry, serving as Chief Financial Officer of Emergence Health Holdings, Divergent Dental Group, Family First Homecare and Dermatology Medical Partners. He also served as the Controller of Glytec, as an Experienced Associate at PricewaterhouseCoopers, and held various managerial positions with homebuilding companies prior to his experience with PricewaterhouseCoopers. Mr. Fuentes has experience leading acquisition and organic growth initiatives within highly levered environments while managing investor relations, human resources, finance, accounting, and revenue cycle functions. Mr. Fuentes earned his Bachelor of Science in marketing from the University of Florida and his Master of Science in accounting from Fairfield University. Mr. Fuentes is a Certified Public Accountant.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended June 30, 2025 and June 30, 2024, respectively earned by or paid to our named executive officers. During such periods, no compensation other than salary, stock awards and option awards was earned by any named executive officer.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)	Other Compensation ($)	Total ($)
David Weinstein (Chief Executive Officer)	2025	$301,568	$—	$137,750	$731,200	$—	$—	$1,170,518
Mark Dybul, M.D. (Chief Executive Officer) (2)	2025	$161,899	$—	$—	$—	$—	$80,208	$242,107
	2024	$325,282	$—	$—	$1,434,044	$—	$—	$1,759,326
Nathen Fuentes (Chief Financial Officer)	2025	$138,939	$—	$—	$151,750	$—	$—	$290,689
Luisa Puche (Chief Financial Officer) (3)	2024	$289,214	$—	$—	$38,978	$—	$—	$328,192
Simon Tarsh (Chief Financial Officer) (4)	2025	$220,625	$—	$—	$—	$—	$—	$220,625
	2024	$93,750	$—	$—	$24,330	$—	$—	$118,080
Francois Binette PhD. (Chief Operating Officer) (5)	2025	$240,288	$—	$—	$—	$—	$—	$240,288
	2024	$402,500	$—	$—	$27,790	$—	$—	$430,290

(1) Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown are the total grant date valuations of stock option grants awarded during the year as determined pursuant to ASC Topic 718. The valuations are expensed for financial reporting purposes over the vesting period of the grant.

(2) Effective October 12, 2024, Dr. Dybul resigned from the Company. “Other Compensation” paid for fiscal year ended June 30, 2025, reflects an accrual for paid time off. On October 28, 2024, we filed an amendment to our Annual Report on Form 10-K originally filed October 10, 2024 for fiscal year ended June 30, 2024. The Summary Compensation Table in that report included a mathematical error. The amount previously reported in the total compensation for Mr. Dybul was $1,660,906; whereas the columns should have added to $1,759,326, reflecting a difference of $98,420. No other line items for Mr. Dybul and no amounts for other named executive officers were affected. This proxy statement presents the corrected amounts.

(3) Effective March 21, 2024, Ms. Puche resigned from the Company.

(4) Effective January 6, 2025, Mr. Tarsh was removed as interim Chief Financial Officer.

(5) Effective November 22, 2024, Mr. Binette resigned from the Company.

Narrative to Summary Compensation Table

The Compensation Committee of our Board of Directors reviews compensation annually for all of our executive officers. Compensation awarded to Named Executive Officers in 2025 and 2024 generally consisted of base salary, restricted stock units and equity awards for options to purchase shares of our Common Stock.

The Compensation Committee considered compensation for comparable positions in the market, the historical compensation levels of the executives, individual performance as compared to its expectations and objectives, the desire to motivate employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among elements of compensation.

Employment Agreements and Potential Payments upon Termination or Change in Control Provisions

As of the fiscal year ended June 30, 2025, we had agreements in place with David Weinstein and Nathen Fuentes. A description of each agreement is set forth below.

David Weinstein

On October 14, 2024, the Compensation Committee approved and presented to the Board an employment agreement whereby Mr. Weinstein would serve as the Company’s Chief Executive Officer (the “Employment Agreement”) which was recommended by the Board for approval by our stockholders. Effective October 14, 2024, Mr. Weinstein and the Company entered into the Executive Employment Agreement in connection with his appointment to Chief Executive Officer. The following is a summary of the Employment Terms and other material terms of the Employment Agreement, as amended.

Term. Mr. Weinstein would serve as Chief Executive Officer for a term of two (2) years with automatic yearly renewal terms thereafter unless terminated at least 90 days before the expiry of a term.

Duties. Mr. Weinstein would perform duties consistent with the position of Chief Executive Officer, as directed by and reporting to the Board, and shall be responsible for overseeing and managing the operational affairs of the business. Mr. Weinstein agrees to devote his full time and efforts exclusively on behalf of the Company but is not prohibited from participated in non-employment organizations which don’t interfere with his employment.

Expenses. Mr. Weinstein would be reimbursed for reasonable and necessary to the conduct by the Senior Executive of the performance of his duties in connection with the conduct of the Business.

Cash Compensation. Mr. Weinstein would be entitled to a base salary of Four Hundred Thousand Dollars ($400,000) per year. Mr. Weinstein would be eligible for a bonus of up to $150,000 per year based on the Company’s achievement of certain performance goals as determined by the Board. Mr. Weinstein is also entitled to a one-time signing bonus of $25,000 upon raising $2,000,000 in additional capital.

Benefits. Mr. Weinstein would receive benefits provided to similarly situated employees of the Company and four (4) weeks’ vacation per year.

Termination. The Employment Agreement could be terminated by the Company for “Cause” or by Mr. Weinstein without “Good Reason” (each as defined therein), in which case Mr. Weinstein would only receive accrued compensation and benefits. In the event the Company terminates the Employment Agreement without Cause or Mr. Weinstein terminates the Agreement with Good Reason, Mr. Weinstein would receive Base Salary owing to him through date of termination plus Base Salary for six (6) months.

 Description of the Equity Grant. Upon appointment to Chief Executive Officer, Mr. Weinstein would be granted an equity incentive grant in the amount of 160,000, 5-year stock options to purchase common stock of the Company which shall have a strike price equal to the closing price of the common stock on the Employment Date and shall vest ratably on a quarterly basis over a period of eight quarters commencing on January 1, 2025. Additionally, the Company shall grant to the Senior Executive a discretionary equity grant on the first anniversary of the Employment Date in an amount of up to 250,000 shares of common stock in such amount and on such terms as determined in the sole discretion of the Company.

Nathen Fuentes

On January 6, 2025, the Compensation Committee approved and presented to the Board an employment agreement whereby Mr. Fuentes would serve as the Company’s Chief Financial Officer (the “Employment Agreement”) which was recommended by the Board for approval by our stockholders. Effective January 6, 2025, Mr. Fuentes and the Company entered into the Executive Employment Agreement in connection with his appointment to Chief Financial Officer. The following is a summary of the Employment Terms and other material terms of the Employment Agreement, as amended.

Term. Mr. Fuentes would serve as Chief Financial Officer for a term of two (2) years with automatic yearly renewal terms thereafter unless terminated at least 90 days before the expiry of a term.

Duties. Mr. Fuentes would perform duties consistent with the position of Chief Financial Officer, as directed by and reporting to the Board, and shall be responsible for overseeing and managing the operational affairs of the business. Mr. Fuentes agrees to devote his full time and efforts exclusively on behalf of the Company but is not prohibited from participated in non-employment organizations which don’t interfere with his employment.

Expenses. Mr. Fuentes would be reimbursed for reasonable and necessary to the conduct by the Senior Executive of the performance of his duties in connection with the conduct of the Business.

Cash Compensation. Mr. Fuentes would be entitled to a base salary of Two Hundred Eighty Thousand Dollars ($280,000) per year. Mr. Fuentes would be eligible for a bonus of up to $40,000 per year based on the Company’s achievement of certain performance goals as determined by the Board.

Benefits. Mr. Fuentes would receive benefits provided to similarly situated employees of the Company and four (4) weeks’ vacation per year.

Termination. The Employment Agreement could be terminated by the Company for “Cause” or by Mr. Fuentes without “Good Reason” (each as defined therein), in which case Mr. Fuentes would only receive accrued compensation and benefits. In the event the Company terminates the Employment Agreement without Cause or Mr. Fuentes terminates the Agreement with Good Reason, Mr. Fuentes would receive Base Salary owing to him through date of termination plus Base Salary for six (6) months.

 Description of the Equity Grant. Upon appointment to Chief Financial Officer, Mr. Fuentes would be granted an equity incentive grant in the amount of 25,000, 5-year stock options to purchase common stock of the Company which shall have a strike price equal to the closing price of the common stock on the Employment Date and shall vest ratably on a quarterly basis over a period of eight quarters commencing on the Employment Date. Additionally, the Company shall grant to the Senior Executive a discretionary equity grant on the first anniversary of the Employment Date in an amount and on such terms as determined in the sole discretion of the company.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2025.

Option Awards*					Stock Awards*
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)
David Weinstein, Chief Executive Officer	40,000	120,000	$5.50	10/14/2034	—	—
Nathen Fuentes, Chief Financial Officer	3,125	21,875	$7.10	1/21/2035	—	—
Luisa Puche, Chief Financial Officer (1)	—	—	$—	—	—	—
Simon Tarsh, Interim Chief Financial Officer (2)	1,000	—	$29.80	3/11/2034	—	—
Francois Binette, Chief Operating Officer (3)	—	—	$—	—	—	—
Mark Dybul, M.D. Chief Executive Officer (4)	—	—	$—	—	—	—

(1) Effective March 21, 2024, Ms. Puche resigned from the Company.

(2) Effective January 6, 2025, Mr. Tarsh was removed as interim Chief Financial Officer.

(3) Effective November 22, 2024, Mr. Binette resigned from the Company.

(4) Effective October 12, 2024, Dr. Dybul resigned from the Company.

* All shares and per-share figures have been adjusted to reflect the 1-for-10 reverse stock split effected on September 30, 2025.

Pay Versus Performance

As required by the SEC rules, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three fiscal years. In determining “compensation actually paid,” those rules require us to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values. Note that for our named executive officers (“NEOs”) other than our principal executive officers (“PEOs”), compensation is reported as an average. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions.

The following table shows the relationship between executive compensation actually paid to our PEOs and our NEOs, excluding the PEOs, and certain financial performance of the Company during the last three fiscal years ended June 30, 2025, June 30, 2024, and June 30, 2023.

Year	Summary Compensation Table Total for Current PEO ($)	Compensation Actually Paid to Current PEO ($)(1)	Summary Compensation Table Total for Former PEO ($)(2)	Compensation Actually Paid to Former PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Loss (million) ($)
2025	1,170,518	763,104	242,107	196,670	250,534	29	(178)
2024	—	—	1,759,326	1,545,510	361,750	91	(88)
2023	—	—	1,405,433	(1,079,918)	547,183	15	(40)

(1) Reflects compensation for our current Chief Executive Officer, Mr. David Weinstein.

(2) Reflects compensation for our former Chief Executive Officer, Dr. Mark Dybul who resigned effective October 12, 2024.

(3) Reflects compensation for Nathen Fuentes, Francois Binette and Simon Tarsh in FY 2025, Luisa Puche, Simon Tarsh, and Francois Binette in FY2024 (as shown in the Summary Compensation Table), and Luisa Puche and Francois Binette in FY 2023.

The following table sets forth the adjustments made during each year represented in the Pay Versus Performance table above to arrive at “compensation actually paid” to our PEO and NEOs for each of the years in question.

	Current PEO - Weinstein ($)	Former PEO – Dybul ($)			Other NEO Average ($)
Adjustments	2025	2025	2024	2023	2025	2024	2023
Summary Compensation Table Total	1,170,518	242,107	1,759,326	1,405,433	250,534	292,187	760,785
Deduction for amount reported in “Stock Awards and Option Awards” column of the Summary Compensation Table	(1,019,350)	—	(1,434,044)	(640,850)	(89,363)	(21,103)	(253,598)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained unvested	290,799	—	—	115,500	28,474	4,213	25,160
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	321,137	—	—	—	28,729	—	47,310
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained unvested	—	(133,186)	941,738	(1,280,001)	(5,330)	8,468	(17,800)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	—	(288,554)	199,518	126,667	(9,517)	77,984	(14,675)
Reduction of fair value of awards granted during prior FY that were forfeited during applicable FY, determined as of prior FY end	—	—	78,972	(806,667)	—	—	—
Excess fair value for equity award modifications (repricing/amendments)	—	376,303	—	—	2,189	—	—
Compensation Actually Paid	763,104	196,670	1,545,510	(1,079,918)	216,436	361,750	547,183

Relationship between CAP and TSR

The following charts provide a clear, visual description of the relationships between “compensation actually paid” to our PEOs and the average “compensation actually paid” for our NEOs to aspects of our financial performance.

Director Compensation

The table below sets forth the compensation earned by directors, all of whom are non-employees for services during the fiscal year ended June 30, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

Maurice van Tilburg (2)	—	—	—	—	—
Douglas Calder	59,808	—	63,508	—	134,808
James A. McNulty	63,650	—	63,508	—	138,650
Mark A. Collins	52,247	—	63,508	—	127,247
Total	$175,705	$—	$190,524	$—	$366,229

(1)	The amounts shown are not intended to reflect the value actually received by the directors. Instead, the amounts shown are the total fair value of option awards granted for financial statement reporting purposes, as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 or ASC Topic 718. These values are amortized as equity compensation expenses over the vesting period of the grants.
(2)	Effective August 22, 2025, Mr. Tilburg resigned from the Company. He received no compensation for services as a director in the fiscal year ended June 30, 2025.

Narrative to Director’s Compensation Table

Our director compensation program reflects competitive practices for a NASDAQ listed company. The resulting compensation package for our directors and for committee service (for members who qualify as independent under the rules of The Nasdaq Capital Market) as of the date hereof is set forth in the table below. In addition, our directors are awarded annual options to purchase Common Stock valued at $75,000.

Compensation Element	Value
Retainer-Board Chair	$100,000
Retainer-Board Members	$60,000
Audit Committee Chair Fee	$15,000
Compensation Committee Chair Fee	$10,000
Nominating Committee Chair Fee	$10,000
Audit Committee Member Fee	$7,500
Compensation Committee Member Fee	$5,000
Nominating Committee Member Fee	$4,000

RELATED PERSON TRANSACTIONS AND SECTION 16(A)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Described below are transactions or series of transactions that occurred from July 1, 2023 through the date of this proxy statement (the “Reporting Period”) between us and our executive officers, directors or the beneficial owners of 5% or more of our Common Stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

Transactions with Related Persons

Advisory Agreement with Avram Miller

On August 23, 2024, Avram Miller, a former member of the Company’s board of directors (the “Board of Directors”), forfeited 83,333 shares of Common Stock from the original 100,000 shares of Common Stock for advisory services originally granted to him on October 11, 2023. As consideration for such forfeiture, the Company granted to Mr. Miller, an option to purchase 97,826 shares of Common Stock of the Company with a per-share exercise price of $6.90. The Company determined that this transaction represented a modification of the original award. The Company measured the fair value of the options issued as compared to the fair value of the original issuance and determined that there was no incremental compensation to recognize as the fair value of the options was less than the fair value of the Common Stock. Therefore, the Company will recognize the remaining fair value of the original award over the remaining vesting period, which is one year. The Company recognized stock-based compensation expense of $1,159,470 related to the vesting of the stocks options during the year ended June 30, 2025. At June 30, 2025, the Company had $185,373 of unrecognized compensation cost related to the options which vest at August 23, 2025.

Debt Agreements

On July 7, 2025, Lunai Bioworks Inc. (“Lunai”) entered into an Exchange Agreement (the “Exchange Agreement”) with certain accredited investors (the “Investors”), all of whom are existing shareholders of the Company. Pursuant to the Exchange Agreement, the Investors agreed to exchange an aggregate of $9.7 million in outstanding secured promissory notes (the “Secured Notes”) for $16.1 million in new convertible promissory notes (the “Convertible Notes”), representing a 65% premium to the principal and interest amount of the Secured Notes. The Convertible Notes mature on July 31, 2025, and do not bear any interest. The exchange was completed to restructure the Company’s debt obligations and provide additional flexibility to support strategic initiatives.

Immediately following the issuance of the Convertible Noes on July 7, 2025, the Investors elected to convert the entire $16.1 million principal amount into an aggregate of 5.36 million shares of common stock (the “Conversion Shares”), based on the stated $3.00 per share conversion price. The $3.00 (on a post reverse split basis) per share conversion price of the Convertible Notes represented a premium to the closing price of the Company’s common stock on July 7, 2025, the date of execution and conversion. As a result, the issuance of the 5.36 million   shares of common stock upon conversion of the Convertible Notes did not constitute a “below market” issuance under applicable Nasdaq listing rules and did not trigger stockholder approval requirements under Nasdaq Listing Rule 5635(d). The shares were issued without any additional consideration from the Investors.

From June 4, 2025 to June 14, 2025, the Company entered into agreements with Paseco ApS, a Danish entity controlled by a shareholder (“Paseco ApS”) and Laksya Ventures Inc. to issue Promissory Notes for the principal amount of $1,725,000 to each note holder. The Company received $3,450,000 in gross proceeds. The notes bear an interest rate of 10% per annum and mature on December 31, 2025. The notes balance at June 30, 2025, was $3,450,000 with Paseco ApS and Laksya Ventures Inc. each holding $1,725,000.

From October 21, 2024 to January 24, 2025, the Company entered into agreements with Paseco ApS, to issue Promissory Notes for the principal amount of $2,650,000. The Company received $2,650,000 in gross proceeds. The notes bear an interest rate of 10% per annum and mature from December 31, 2024 to December 31, 2025. Approximately $700,000 matured on December 31, 2024, $900,000 matured on December 31, 2025 and $1,050,000 matured on January 31, 2025. On February 24, 2025, Paseco ApS assigned 50% of its ownership rights to Laksya Ventures Inc. with all terms remaining unchanged. The note balance at June 30, 2025, was $2,650,000 with Paseco ApS and Laksya Ventures Inc. each holding $1,325,000.

From November 12, 2024 to December 3, 2024, Renovaro Cube entered into an agreement with Paseco ApS, to issue Promissory Notes for the principal amount of €450,000. The note bears an interest rate of 10% per annum and matures on December 1, 2025. On February 24, 2025 Paseco ApS assigned 50% of its ownership rights to Laksya Ventures Inc. with all terms remaining unchanged. The note balance at June 30, 2025 was approximately $490,000 with Paseco ApS and Laksya Ventures Inc. each holding $245,000.

On January 2, 2024, the Company entered into an agreement with RS Bio ApS, a Danish entity controlled by a shareholder (“RS Bio”), to issue a 5% Original Issue Discount Secured Promissory Note for the principal amount of $526,315. The Company received a total of $500,000 in gross proceeds after taking into account the 5% original issue discount. The note bears an interest rate of 12% per annum and matured on December 31, 2024. On February 24, 2025 RS Bio assigned its ownership rights to Rene Sindlev with all terms remaining unchanged. The note balance, net of discount at June 30, 2025 was $526,315.

On November 3, 2023, the Company entered into an agreement with RS Bio to issue a 5% Original Issue Discount Promissory Note for the principal amount of $1,000,000. The Company received a total of $950,000 in gross proceeds after taking into account the 5% original issue discount. The discount of $50,000 will be accreted over the life of the note. The note bears an interest rate of 12% per annum and matured on December 31, 2024. On February 24, 2025 RS Bio assigned its ownership rights to Rene Sindlev with all terms remaining unchanged. The note balance, net of discount at June 30, 2025 was $750,000.

On March 30, 2020 (the “Issuance Date”), the Company issued a Promissory Note in the principal amount of $5,000,000 (the “Promissory Note”) to Paseco ApS. There have been eight amendments to the Promissory Note since the issuance date, the most recent of which is dated August 1, 2024. The principal amount of the Promissory Note, as amended, was payable on November 1, 2024 (the “Maturity Date”). The Promissory Note, as amended, bears interest at a fixed rate of 12% per annum. On February 24, 2025 Paseco ApS assigned its ownership rights to Rene Sindlev with all terms remaining unchanged. The Promissory Note balance at June 30, 2025 is $831,497.

Private Placements

On August 1, 2023, RS Bio, purchased in a Private Placement 7,012 of the Company’s Units at a price per Unit equal to $71.30 for aggregate proceeds to the Company of $500,000. The Board of Directors (excluding Mr. Sindlev) approved the participation of certain officers and directors of the Company in the Private Placement on identical terms as the other investors of the Private Placement.

On August 1, 2023, Paseco ApS, in connection with the Private Placement, converted $2,000,000 of its Promissory Note into 28,051 of the Company’s Units at a price per Unit equal to $71.30. In addition, Paseco ApS purchased in the Private Placement 6,312 of the Company’s Units at a price per Unit equal to $71.30 for aggregate proceeds to the Company of $450,000. As a result of participation in the Private Placement, Paseco ApS was deemed to be an affiliate of the Company.

Consulting Agreement with Paseco ApS

The Company currently has a consulting agreement with Paseco ApS for business advisory services since December of 2019. For the years ended June 30, 2024 and 2025 the Company issued 100,000 and zero restricted common shares, respectively, as payment for services rendered thereunder. The Paseco ApS consulting agreement was not extended past the maturity of the term on February 24, 2024.

Consulting Agreement with Laksya Ventures Inc.

On October 14, 2024, the Company entered into a consulting agreement with Laksya Ventures Inc. and issued 50,000 shares of Common Stock for consulting services valued at $275,000.

Policies and Procedures for Related Party Transactions

Our Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our voting securities, immediate family members of the foregoing persons, and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest and that involve consideration received or receivable by these persons in excess of the lesser of (i) $120,000, and (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years. In reviewing and approving these transactions, our Audit Committee obtains, or directs our management to obtain on its behalf, all information that the Audit Committee believes to be material to a review of the transaction prior to its approval. It is contemplated that no related person transaction will be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to the Company, we believe that all directors, executive officers and persons beneficially owning greater than 10% of the Company’s equity securities timely filed reports required by Section 16(a) of the Exchange Act during fiscal year 2024.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
AS DISCLOSED IN THIS PROXY STATEMENT

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in the Executive Officer and Director Compensation section, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2026 annual meeting.

As a Nasdaq listed company in the competitive biotechnology space, we believe that an affordable, market-competitive blend of base salary, short-term incentives and long-term incentives is key to our success. Our intent is to maintain a compensation program designed to align, reinforce and support our mission, values and business strategy. Our executive compensation program is designed to attract, motivate, reward and retain the senior management talent capable of delivering on our strategy and goals. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. We strive to administer our compensation program in a manner that is consistent and free of discrimination. Please read the “Executive and Director Compensation” section for additional details about our executive compensation programs, including information about the compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

RESOLVED, on a non-binding, advisory basis only, that the compensation paid to the named executive officers of Lunai Bioworks, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.

Required Vote

The affirmative vote of one-third of the votes cast in person or represented by proxy at the meeting and entitled to vote for this proposal is required to approve this proposal, on an advisory basis.

OUR BOARD RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed the audited financial statements for the year ended June 30, 2025 with management, and with Sadler, the Company’s independent registered public accounting firm. Further, the Audit Committee also discussed with Sadler the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee reviewed permitted services under rules of the SEC as currently in effect and discussed with Sadler its independence from management and the Company, including the matters in the written disclosures and the letter from Sadler required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for filing with the SEC.

THE AUDIT COMMITTEE

James McNulty (Chair)

Douglas Calder

Dr. Mark Collins

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

Our stockholders are being provided the opportunity to ratify the Board’s appointment of Sadler, Gibb & Associates LLC (“Sadler”) as the Company’s independent registered public accounting firm to perform independent audit services for the fiscal year ending June 30, 2026.

General

Our Board has appointed Sadler to examine our financial statements for the 2026 fiscal year. The selection of Sadler as the independent registered public accounting firm for the 2026 fiscal year is being presented to our stockholders for ratification at the annual meeting. Sadler began serving as our independent auditor since 2018.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Sadler for the audit of our annual financial statements for the fiscal years ended June 30, 2025 and June, 2024, and fees billed for other services rendered by Sadler during those periods ($ amounts in thousands).

	Year Ended June 30, 2025	Year Ended June 30, 2024
Type of Fees
Audit Fees (1)	$233,365	$271,837
Audit-Related Fees (2)	$—	$28,000
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—
Total	$233,365	$299,837

(1)	Audit Fees consist of services rendered for the audit of our annual financial statements and the review of our quarterly financial statements.
(2)	Audit-Related Fees consist of services that were reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees.
(3)	Tax Fees consist of services rendered in connection with tax compliance, tax advice, and tax planning.
(4)	All Other Fees consist of services rendered by Sadler other than the foregoing.

Audit Committee’s Pre-Approval Process

The Audit Committee, which has been in place since March 28, 2018, pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

During the fiscal year ended June 30, 2025, all services performed by Sadler were pre-approved by the Audit Committee.

Vote Required for Approval

The foregoing Proposal 3 will be approved upon the vote of the holders of one-third of the votes cast in person or represented by proxy at the annual meeting.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of Sadler, Gibb & Associates LLC as its independent registered public accounting firm for the fiscal year 2026.

PROPOSAL 4:
APPROVAL OF PROPOSED AMENDMENTS TO THE RENOVARO BIOSCIENCES, INC. 2023 EQUITY INCENTIVE PLAN

General

Our Board is requesting that our stockholders approve the proposed amendments to our Renovaro Biosciences, Inc. 2023 Equity Incentive Plan (the “2023 Incentive Plan”), as attached to this proxy statement as Annex A which was approved by the Board on October 12, 2025 (the “Amended Incentive Plan”), effective upon approval by our stockholders at the Annual Meeting. All share amounts in this proposal are presented on a post-reverse stock split basis, reflecting the Company’s 1-for-10 reverse split effected on September 30, 2025. The number of shares authorized for issuance under the 2023 Incentive Plan has been proportionally adjusted in accordance with the terms of the 2023 Incentive Plan to reflect the reverse stock split.. If this proposal is approved, the Amended Incentive Plan will amend the 2023 Incentive Plan to: (i) increase the number of Authorized Shares (as defined below) reserved for issuance under the Amended Incentive Plan by 3,042,655 to 3,476,722 subject to adjustment (as described in (viii) below) to proportionately adjust the number of shares of Common Stock reserved for issuance as awards under the Amended Incentive Plan (the “Authorized Shares”) in the event the total number of outstanding shares of Common Stock increases and to avoid dilution of intended benefits of the Amended Incentive Plan; (ii) addition of an evergreen provision (the “Evergreen Provision”) that provides for an automatic increase to the number of Authorized Shares on each year, if and to the extent necessary, so that the total number of Authorized Shares then available for issuance under the Plan equals 15% of the total number of shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year; provided, however, that (i) no increase shall occur if the number of Authorized Shares then available for issuance already equals or exceeds such 15% threshold, and (ii) the Evergreen Provision shall not apply to, and shall not increase, the number of shares of Common Stock that may be issued pursuant to

Incentive Stock Options; (iii) addition of an equitable adjustment provision (the “Equitable Adjustment”) that provides for the number of Authorized Shares to be proportionately adjusted upon the occurrence of an increase in the number of outstanding shares of Common Stock such that the quotient of (a) the number of Authorized Shares immediately prior to such increase and (b) the number of shares of Common Stock outstanding immediately prior to such increase is equal to the quotient of (x) the number of Authorized Shares immediately after such increase and (y) the number of shares of Common Stock outstanding immediately after such increase; (iv) provide that any dividends and dividend equivalents on any Awards prior to the vesting of the underlying shares of Common Stock are accumulated and paid out only upon vesting or satisfaction of performance goals; (v) prohibit the repricing of outstanding Stock Options or SARS (as defined below) and similar actions without obtaining stockholder approval; (vi) clarify that Shares tendered to pay the Option Price or tax withholding, Shares withheld to satisfy tax obligations, Shares underlying a Share-settled SAR that are not actually issued upon settlement, and Shares repurchased using exercise price proceeds will not again be available for issuance under the Plan; (vii) clarify the impact of a Change in Control transaction (as defined below) on the vesting of outstanding awards, and (viii) amend the Capital Adjustments provision to proportionately adjust the number of Authorized Shares in the event the total number of outstanding shares of Common Stock increases and to avoid dilution of intended benefits of the Amended Incentive Plan.

The Renovaro Biosciences, Inc. 2023 Incentive Plan was approved by our Board on May 10, 2023 and stockholders July 21, 2023. The 2023 Incentive Plan provided for the granting of incentive stock options (“ISOs”), nonqualified stock options (together with the ISOs, “Stock Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, other stock-based awards, and cash awards, which pay be granted singly, in combination, or in tandem (each individually, an “Incentive”), and which may be paid in cash or shares of Common stock. The Company believes that operation of the 2023 Incentive Plan is important in attracting and retaining the services of key employees, key consultants, and outside directors of the Company and its subsidiaries in a competitive labor market, which is essential to the Company’s long-term growth and success. It is the judgment of the Board that the Incentive Plan Proposal is in the best interests of the Company and its stockholders. By its terms, the 2023 Incentive Plan may be amended by the Board provided that any amendment that the Board determines requires stockholder approval is subject to receiving such stockholder approval. Approval of the Amended Incentive Plan by our stockholders is required by the listing rules of The Nasdaq Stock Market. In addition, stockholder approval is required in order to ensure favorable federal income tax treatment for grants of ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

As of the date of this proxy statement, 434,067 shares of Common Stock remain available for award grants under the 2023 Incentive Plan; options to purchase a total of 680,150 shares of Common Stock remain outstanding.

Reasons for Amendments of the 2023 Incentive Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that the effective use of stock-based, long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Amended Incentive Plan will maintain and enhance the key policies and practices adopted by our management and the Board to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating key personnel.

We believe it is critical for our long-term success that the interests of our employees and other service providers are tied to our success as “owners” of our business. The equity incentive programs we have in place are intended to build stockholder value by attracting and retaining talented employees and other service providers. We believe we must continue to offer competitive equity compensation packages in order to retain and motivate the talent necessary for our continued growth and success. We carefully monitor the equity compensation and equity holdings of our employees, directors and consultants as well as the type of equity awards we grant to ensure these awards continue to provide incentives for the recipients to work towards our success.

We believe that the increase in the number of Authorized Shares available for issuance under the Amended Incentive Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants, and non-employee directors. The Board believes that the number of Authorized Shares currently remaining available for issuance pursuant to future awards under the 2023 Incentive Plan (as of the date hereof) is not sufficient for future granting needs. The Board currently believes that if the Amended Incentive Plan is approved by stockholders, the total of 3,476,722 Authorized Shares available for issuance under the Amended Incentive Plan, will result in an adequate number of shares of Common Stock being available for future awards under the Amended Incentive Plan with the addition of the evergreen clause.

Overhang

The following table provides certain information regarding our equity incentive program.

Overhang	As of October 3, 2025
Total number of shares subject to outstanding Awards under the 2023 Incentive Plan	680,150
Weighted-average exercise price of outstanding Stock Options under the 2023 Incentive Plan	$4.54
Weighted-average remaining term of outstanding Stock Options under the 2023 Incentive Plan	8.43
Total number of shares available for grant under the 2023 Incentive Plan (1)	434,067
Additional shares requested under this Incentive Plan Proposal	3,042,655

(1) On February 6, 2014, the Company’s Board of Directors adopted the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), and the Company had reserved 120,600 shares of Common Stock for issuance in accordance with the terms of the 2014 Plan.

On October 30, 2019, the Board approved and on October 31, 2019, the Company’s stockholders adopted its 2019 Equity Incentive Plan (the “2019 Plan”), which replaced the 2014 Plan. The 2019 Plan provided that the maximum aggregate number of shares of the Company’s Common Stock reserved and available for issuance under the 2019 Plan was the sum of (1) 600,000 new shares, and (2) the number of shares available for the grant of awards as of the effective date under the 2014 Plan plus any options related to awards that expire, are terminated, surrendered, or forfeited for any reason without issuance of shares under the 2014 Plan after the effective date of the 2019 Plan.

Effective July 21, 2023, the Company adopted the Renovaro Biosciences Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan replaced the 2019 Plan. The 2023 Plan provides that the maximum aggregate number of shares of the Company’s Common Stock reserved and available for issuance under the 2023 Plan was the sum of (1) 400,000 new shares, and (2) the number of shares available for the grant of awards as of the effective date under the 2019 Plan. Any awards outstanding under the 2019 Plan as of the date of adoption of the 2023 Plan remain subject to and will be available under the 2019 Plan, and any shares subject to outstanding awards under the 2019 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares automatically become available for issuance under the 2023 Plan.

 The Company granted options to purchase 100,000 shares of Common Stock to employees with a five-year vesting period during the year end June 30, 2025 under the 2019 and 2023 Plan. For the year ended June 30, 2024, the Company granted options to purchase zero shares of Common Stock to employees with a five-year vesting period under the 2019 and 2023 Plan.

 The Company granted options to purchase zero shares of Common Stock to employees with a three-year vesting period during the year end June 30, 2025 under the 2019 and 2023 Plan. For the year ended June 30, 2024, the Company granted options to purchase 36,950 shares to employees with a three-year vesting period under the 2019 and 2023 Plan.

 The Company granted options to purchase 185,000 shares of Common Stock to employees with a two-year vesting period during the year end June 30, 2025 under the 2019 and 2023 Plan. For the year ended June 30, 2024, the Company granted options to purchase zero shares of Common Stock to employees with a two-year vesting period under the 2019 and 2023 Plan.

During the years ended June 30, 2025 and 2024, the Company granted options to purchase 36,290 and 42,441 shares, respectively, to the Board of Directors and Scientific Advisory Board Members with a one-year vesting period, under the 2019 and 2023 Plan.

During the years ended June 30, 2025 and 2024, the Company granted options to purchase 0 zero and 32,973 shares, respectively, to the Board of Directors and Scientific Advisory Board Members with immediate vesting, under the 2019 and 2023 Plan.

During the years ended June 30, 2025, and 2024, the Company granted options to purchase zero and 1,000 shares, respectively, for consulting services with a one-year vesting period, under the 2019 and 2023 Plan.

On November 4, 2024, the Company issued 5,850 stock options to its former interim Chief Financial Officer. The options had a fair value of $31,005 on the grant date, fully vest on January 6, 2025 and expire on November 4, 2034. Subsequently, during the period ended March 31, 2025, pursuant to the Company’s executive officer compensation claw back policy, the board of directors directed the Company to claw back and cancel the 5,850 options which were issued on November 4, 2024.

On August 23, 2024, Avram Miller, a former member of the Company’s board of directors (the “Board of Directors”), forfeited 83,333 shares of Common Stock from the original 100,000 shares of Common Stock for advisory services originally granted to him on October 11, 2023. As consideration for such forfeiture, the Company granted to Mr. Miller, an option to purchase 97,826 shares of Common Stock of the Company with a per-share exercise price of $6.90. The Company determined that this transaction represented a modification of the original award. The Company measured the fair value of the options issued as compared to the fair value of the original issuance and determined that there was no incremental compensation to recognize as the fair value of the options was less than the fair value of the Common Stock. Therefore, the Company will recognize the remaining fair value of the original award over the remaining vesting period, which is one year. The Company recognized stock-based compensation expense of $1,159,470 related to the vesting of the stocks options during the year ended June 30, 2025. At June 30, 2025, the Company had $185,373 of unrecognized compensation cost related to the options which vest at August 23, 2025.

All of the above options are exercisable at the market price of the Company’s Common Stock on the date of the grant. On February 13, 2024, the Company repriced 384,993 eligible employee and consultant options from the original issued exercise price to a new exercise price of $19.2 per share, the closing price of the Company’s Common Stock on February 13, 2024. The Company recognized stock-based compensation expense related to the repricing of options of $921,254 during the year ended June 30, 2024.

 As of June 30, 2025 the Company has granted options under the 2014, 2019 and 2023 Plans (“Plan Options”) to purchase 608,825 shares of Common Stock. At June 30, 2025, the Company had 509,344 options available to be issued under the 2023 Plan.

Our Amended Incentive Plan Combines Compensation and Governance Best Practices

The Amended Incentive Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

“Evergreen” provision for additional shares. The Amended Incentive Plan will contain an annual “evergreen” provision. Therefore, the share reserve (except for Incentive Stock Options) will increase automatically on an annual basis.

No liberal share counting or recycling. The following shares of Common Stock will not become available again for issuance under the Amended Incentive Plan: (i) shares of Common Stock underlying any Incentives that are retained or repurchased on the exercise of a Stock Option or the vesting or issuance of any Incentive to cover the exercise price and/or tax withholding required by the Company in connection with vesting; and (ii) shares of Common Stock repurchased using exercise price proceeds.

Repricing is not allowed without stockholder approval. The Amended Incentive Plan expressly prohibits the repricing of outstanding Stock Options or SARs, the cancellation of any outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise or strike price that is less than the value of the exercise or strike price of the original Stock Options or SARs, and the cancellation of any outstanding Stock Options or SARs that have an exercise or strike price greater than the then-current fair market value of our Common Stock in exchange for cash or other consideration, without prior stockholder approval.

No discounted Stock Options or SARs. All Stock Options and SARs granted under the Amended Incentive Plan must have an exercise price equal to or greater than the fair market value of our Common Stock on the date the Stock Option or SAR is granted.

Minimum vesting requirements. The Amended Incentive Plan provides that subject to certain exceptions, no Incentive may vest until at least one year following the date of grant of such Incentive, except that up to 5% of the Authorized Shares under the Amended Incentive Plan may be subject to Incentives that do not meet such vesting requirements, other than Incentives granted to non-employee directors.

Awards subject to forfeiture/clawback. Awards granted under the Amended Incentive Plan are subject to recoupment in the event of a restatement of our financial statements as set forth in our clawback policy, if any, approved by our Board from time to time, and in addition, any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

No liberal change in control definition. The “Change in Control” definition in the Amended Incentive Plan is not a “liberal” definition and, for example, would not be achieved merely upon stockholder approval of a transaction. A Change in Control transaction (or the stockholder approval of a plan of complete dissolution or liquidation) must actually occur in order for the Change in Control provisions in the Amended Incentive Plan to be triggered.]

Restrictions on dividends. The Amended Incentive Plan provides that no dividends or dividend equivalents shall be paid on any Incentive prior to the vesting of the underlying shares of Common Stock.

Description of the Amended Incentive Plan

The material features of the Amended Incentive Plan are outlined below. The following description of the Amended Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended Incentive Plan. Stockholders are urged to read the actual text of the Amended Incentive Plan in its entirety, a copy of which is attached to this proxy statement as Annex A.

Purpose. The purpose of the Amended Incentive Plan is to enable us to remain competitive and innovative in our ability to attract and retain the services of key employees, key consultants, and non-employee directors. The Amended Incentive Plan provides for the granting of ISOs, nonqualified stock options, SARs, restricted stock, restricted stock units, performance awards, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of Common Stock. The Amended Incentive Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of its key employees, key consultants, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of applicable tax laws.

Effective Date and Expiration. The Amended Incentive Plan was approved by the Board on October 12, 2025, subject to the Amended Incentive Plan’s approval by the stockholders. The Amended Incentive Plan will terminate on July 21, 2033 unless sooner terminated by the Board. No award may be made under the Amended Incentive Plan after its termination date, but awards made prior to the termination date may extend beyond that date in accordance with their terms.

Share Authorization. The number of Authorized Shares under the Amended Incentive Plan will be 3,476,722 shares, 100% of which may be delivered as ISOs. Shares to be issued may be made available from authorized but unissued shares of our Common Stock, shares held by us in our treasury, or shares purchased by us on the open market or otherwise. During the term of the Amended Incentive Plan, the Company will at all times reserve and keep enough shares available to satisfy the requirements of the Amended Incentive Plan. If an award under the Amended Incentive Plan, or any Prior Plan Award (as defined below) is cancelled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or cancelled award may again be awarded under the Amended Incentive Plan; provided, however, that the number of shares of Common Stock underlying any Incentives under the Amended

Incentive Plan or any Prior Plan (as defined below) that are retained or repurchased on the exercise of a Stock Option or the vesting or issuance of any Incentive to cover the exercise price and/or tax withholding required by the Company in connection with vesting shall not be added back to the Authorized Shares available for issuance under the Amended Incentive Plan; and provided, further that, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code. In addition, any Shares repurchased using exercise price proceeds will not be available for issuance under the Amended Incentive Plan. Awards that may be satisfied either by the issuance of Common Stock or by cash or other consideration shall be counted against the maximum number of shares that may be issued under the Amended Incentive Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares. An award will not reduce the number of shares that may be issued pursuant to the Amended Incentive Plan if the settlement of the award will not require the issuance of shares, as, for example, a SAR that can be satisfied only by the payment of cash.

“Prior Plan Awards” means (i) any awards under the Dandrit Biotech USA, Inc. 2014 Stock Incentive Plan or the Enochian Biosciences, Inc. 2019 Equity Incentive Award Plan (the “Prior Plans”) that are outstanding on July 21, 2023, and that on or after July 21, 2023, are forfeited, expire or are canceled, and (ii) any shares subject to awards relating to common stock under the Prior Plans that, on or after July 21, 2023 are settled in cash.

Administration. The Amended Incentive Plan shall be administered by the Board or a committee appointed or designated by the Board to administer the Amended Incentive Plan (the “Committee”). At any time that there is no Committee to administer the Amended Incentive Plan, any reference to the Committee is a reference to the Board. The Committee will determine the persons to whom awards are to be made; determine the type, size, and terms of awards; interpret the Amended Incentive Plan; establish and revise rules and regulations relating to the Amended Incentive Plan; establish performance goals for awards and certify the extent of their achievement; and make any other determinations that it believes are necessary for the administration of the Amended Incentive Plan. The Committee may delegate certain of its duties to one or more of our officers as provided in the Amended Incentive Plan.

Eligibility. Employees (including any employee who is also a director or an officer), consultants, and non-employee directors of the Company or any of our subsidiaries, whose judgment, initiative, and efforts contributed to or may be expected to contribute to its successful performance, are eligible to participate in the Amended Incentive Plan. As of the Record Date, we had11 employees and 3 non-employee directors who would be eligible for awards under the Amended Incentive Plan.

Stock Options. The Committee may grant either ISOs qualifying under Section 422 of the Code, or nonqualified stock options, provided that only employees of the Company and our subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive ISOs. Stock Options must be granted with an Option Price (as defined in the Amended Incentive Plan) at least equal to 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any parent or subsidiary), the Option Price shall be at least 110% of the fair market value of a share of Common Stock on the date of grant. Except in connection with a corporate transaction involving the Company as provided in the Amended Incentive Plan, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options to reduce the Option Price of such Stock Options, (ii) cancel outstanding Stock Options in exchange for Stock Options that have an Option Price that is less than the Option Price value of the original Stock Options, or (iii) cancel outstanding Stock Options that have an Option Price greater than the fair market value of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.

The Committee will determine the terms of each Stock Option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants or registered in their names. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant Stock Options with a term exceeding ten (10) years or, in the case of an ISO granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock (or of any parent or subsidiary), a term exceeding five (5) years.

Recipients of Stock Options may pay the Option Price (i) in cash, check, bank draft, or money order payable to us; (ii) by delivering to us shares of Common Stock (included restricted stock) already owned by the participant having a fair market value equal to the aggregate Option Price and that the participant has not acquired from us within six months prior to the exercise date; (iii) by delivering to us or our designated agent an executed irrevocable option exercise form, together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to us, to sell certain of the shares purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to us the amount of sale or loan proceeds necessary to pay the purchase price; (iv) by requesting us to withhold the number of shares otherwise deliverable upon exercise of the Stock Option by the number of shares having an aggregate fair market value equal to the aggregate Option Price at the time of exercise (i.e., a cashless net exercise); and (v) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant SARs as a stand-alone award, or freestanding SARs, or in conjunction with options granted under the Amended Incentive Plan, or tandem SARs. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of our Common Stock on the date of grant. The grant price of a SAR cannot be less than 100% of the fair market value of a share of our Common Stock on the date of grant. The Committee will determine the terms of each SAR at the time of the grant, including, without limitation, the methods by or forms in which shares will be delivered to participants or registered in their names. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding ten (10) years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR. Distributions to the recipient may be made in Common Stock, cash, or a combination of both as determined by the Committee.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units (the “RSUs”). Restricted stock consists of shares of our Common Stock that may not be sold, assigned, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period as specified by the Committee. RSUs are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include a substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or RSUs will be made; the number of shares or units to be granted; the price to be paid, if any; the time or times within which the shares covered by such grants will be subject to forfeiture; the time or times at which the restrictions will terminate; and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time, or other restrictions or conditions. Except as otherwise provided in the Amended Incentive Plan or the applicable award agreement, a participant shall have, with respect to shares of restricted stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the shares, provided that no dividends or dividend equivalents shall be paid on any Incentive prior to the vesting of the underlying shares of Common Stock.

Dividend Equivalent Rights. The Committee is authorized to grant a dividend equivalent right to any participant, as a component of another award, conferring on the participant the right to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the award as if such shares were held by the participant. The terms and conditions of the dividend equivalent right shall be specified in the grant, provided that no dividend equivalents shall be paid on any Incentive prior to the vesting of the underlying shares of Common Stock. A dividend equivalent right may be settled in cash, shares, or a combination thereof.

Performance Awards. The Committee may grant performance awards payable at the end of a specified performance period subject to conditions specified by the Board.

Other Awards. The Committee may grant other forms of awards, based upon, payable in, or that otherwise relate to, in whole or in part, shares of our Common Stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the Amended Incentive Plan. The terms and conditions of such other form of award shall be specified in the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant.

Vesting, Forfeiture and Recoupment, Assignment. The Committee, in its sole discretion, may determine the terms and conditions upon which an Incentive will become vested, in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Amended Incentive Plan; provided, however, that except in the case of (i) death, Total and Permanent Disability (as defined in the Amended Incentive Plan) or retirement of the participant or (ii) a Change in Control, Incentives shall not vest, and any right of the Company to restrict or reacquire shares of Common Stock subject to an Incentive shall not lapse, less than one (1) year from the date of grant and any Incentive subject to the satisfaction of any of the performance criteria over a performance period shall be subject to a performance period of not less than one year, provided that any time-based vesting with respect to such Incentive may accrue incrementally pursuant to the terms of such Incentive over such one-year period; and provided further that, notwithstanding the foregoing, Incentives may be granted having time-based vesting of less than one (1) year from the date of grant so long as no more than five percent (5%) of the Authorized Shares (as adjusted under the Amended Incentive Plan) may be granted in the aggregate pursuant to such awards other than Incentives granted to non-employee directors. If the Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The Committee may impose on any award at the time of grant, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, unvested restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period. In addition, we may recoup all or any portion of any shares or cash paid to a participant in connection with any award in the event of a restatement of our financial statements as set forth in our clawback policy, if any, as such policy may be approved or modified by the Board from time to time.

Awards granted under the Amended Incentive Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of nonqualified stock options or SARs not for value to a “Family Member,” which is defined as a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

Effect of a Change in Control. Except as may otherwise be provided in a then-effective written agreement, including an award agreement, between a participant and the Company, upon a Change in Control the Board may, in its discretion and subject to Section 409A of the Code, take one or more actions with respect to outstanding awards, which actions need not be the same for all participants. Unless otherwise provided in an award agreement, upon a participant’s Separation from Service immediately prior to, upon, or following a Change in Control for any reason other than Cause, the exercisability, vesting and settlement of an award may be accelerated.

Outstanding awards may also be assumed, continued or substituted by the surviving, continuing, successor or purchasing entity or its parent, including by providing substantially equivalent awards with respect to the acquiror’s equity or other consideration, as determined by the Board in its discretion. In addition, outstanding awards may be canceled in exchange for a payment in cash, stock or other property equal to the fair market value of the consideration payable per share in the Change in Control, reduced by any exercise or purchase price, with such payment timing and treatment of unvested portions as determined by the Board consistent with Section 409A. Awards not assumed, continued, exercised or settled as of the time of the Change in Control may be canceled without payment to the extent not vested or exercisable, and no payment will be made for any stock option or stock appreciation right to the extent its exercise price equals or exceeds the value of the consideration received for a share of common stock in the Change in Control.

Adjustments Upon Changes in Capitalization. In the event that the number of outstanding shares of Common Stock is increased, the number of Authorized Shares shall be proportionately adjusted upon the occurrence of such increase such that the quotient of (i) the number of Authorized Shares immediately prior to such increase and (ii) the number of shares of Common Stock outstanding immediately prior to such increase is equal to the quotient of (x) number of Authorized Shares immediately after such increase and (y) the number of shares of Common Stock outstanding immediately after such increase (the “Equitable Adjustment”); provided, however, that any such Equitable Adjustment is subject to and will take effect following approval of the Equitable Adjustment by the Board or the Committee.

In the event that any dividend or other distribution (whether in the form of cash, shares of our Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event: (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under the Amended Incentive Plan; (iv) the Option Price of each outstanding Stock Option; (v) the amount, if any, we pay for forfeited shares in accordance with the terms of the Amended Incentive Plan; and (vi) the number of or exercise price of shares then subject to outstanding SARs previously granted and unexercised under the Amended Incentive Plan, to the end that the same proportion of our issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of shares of Common Stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Amended Incentive Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which we are subject.

Amendment or Discontinuance of the Amended Incentive Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the shareholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements. No Awards may be granted after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted before the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Amended Incentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe any potential state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury Regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the then current underpayment rate plus 1% and a 20% penalty tax. Certain Awards are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, the participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares received upon exercise of an ISO exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to the later of: (i) two years after the date the ISO was granted or (ii) one year after the shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as a short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares. If the participant disposes of shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the shares is greater than the fair market value of the shares on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the shares will be treated as capital gain. However, if the price received for shares acquired by exercise of an ISO is less than the fair market value of the shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the shares.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for the shares acquired under a nonqualified stock option will be equal to the option price paid for such shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as a short-term or long-term capital loss, depending upon how long the participant has held the shares.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of grant of the shares to recognize ordinary income on the date of grant of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, for such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending upon how long the participant has held the shares. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

Other Awards. In the case of an award of restricted stock units, or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the granting, vesting, exercise or conversion of an award under the Amended Incentive Plan, as applicable, is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we will have the right to require, as a condition to delivery of any certificate for shares of Common Stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy the withholding requirements. Such payment may be made by (i) the delivery of cash to us in an amount that equals or exceeds our required tax withholding obligations; (ii) if we consent in writing, the actual delivery to us by the exercising participant of shares of our Common Stock that the participant has not acquired from us within 6 months prior to the date of exercise, which have an aggregate fair market value that equals or exceeds the required tax withholding payment; (iii) if we consent in writing, our withholding of a number of shares to be delivered upon the exercise of the stock option that have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees no later than January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017.

If an individual’s rights under the Amended Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes) payable by the individual on the value of such accelerated rights, and (ii) the loss by us of a compensation deduction.

Interest of Directors and Executive Officers

All members of the Board and all of our executive officers are eligible for awards under the Amended Incentive Plan and, thus, have a personal interest in the approval of the Amended Incentive Plan.

New Plan Benefits

With respect to the increased number of Authorized Shares pursuant to the Amended Incentive Plan, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the Amended Incentive Plan because the grant of awards and the terms of such awards are to be determined in the sole discretion of the Committee. We cannot determine at this time either the persons who will receive such awards under the Amended Incentive Plan or the amount or types of any such awards.

The fair market value of our Common Stock is approximately $1.29 per share based on the closing price of our Common Stock on October 3, 2025.

Required Vote

The affirmative vote of one third of the votes cast in person or represented by proxy at the meeting and entitled to vote for this proposal is required to approve the proposed amendments to the Renovaro Biosciences, Inc. 2023 Equity Incentive Plan.

OUR BOARD RECOMMENDS A VOTE TO APPROVE THE PROPOSED AMENDMENTS TO THE 2023 RENOVARO BIOSCIENCES, INC. 2023 EQUITY INCENTIVE PLAN, AND PROXIES SOLICITED BY OUR BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENTS UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information regarding the beneficial ownership of our common stock as of October 3, 2025 by:

●	each person to be known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the SEC and includes any shares of Common Stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 23,178,153 shares of Common Stock outstanding as of October 3, 2025, excluding 894,056 shares of Common Stock issuable only upon the exercise of warrants by other warrant holders plus any securities that the individuals included in this table have the right to acquire within 60 days of October 3, 2025.

Of the total 894,056 shares of Common Stock issuable only upon the exercise of warrants by other warrant holders plus any securities that the individuals included in this table have the right to acquire within 60 days of October 3, 2025 (i) 187,313 shares of our common stock issuable upon vesting of outstanding restricted stock unitsas of October 3, 2025 ; (ii) warrants to purchase an aggregate 626,983 shares of our common stock with a weighted average exercise price of $9.09 per share as of October 3, 2025, (iii) options to purchase an aggregate 265,963 of our common stock with a weighted average exercise price of $8.27 per share as of October 3, 2025.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless indicated otherwise, the address for the beneficial holders is c/o Lunai Bioworks Inc. 2080 Century Park E, Suite 906, Los Angeles, CA, U.S.A.

Name of Beneficial Owner

Named Executive Officers & Directors	Number of Shares(1)	% Ownership(1)
David Weinstein	105,000	*
Nathen Fuentes	9,375	*
James A. McNulty	12,096	*
Douglas W. Carter	12,096	*
Mark A. Collins, PhD	12,096	*

Directors & Officers Total (5 persons):	150,663	0.63%
5% Shareholders:
PASECO APS (2)	1,445,799	6.01%
Lakysa Ventures, Inc (3)	2,266,398	9.41%
William Anderson Wittekind 4)	1,813,325	7.53%
Rene Sindlev (5)	3,538,665	14.70%

*	Represents less than 1%
(1)	The amounts set forth on this table are based upon information provided to the Company by such individuals, the Company records, transfer agent records, and public filings. The Company does not have visibility into all brokerage accounts and cannot independently verify shares that may be held in street name.
(2)	Address of Vedbaek Strandvej 506, Vedbaek 2950, Denmark (Source: Internal Company documents).
(3)	Address of 88 7th Ave., 40th Flr, New York, NY 10019, United States (Source: Internal Company documents).
(4)	Address of 8581 Santa Monica Blvd., #317 West Hollywood, CA, 90069, United States (Source: 13D filed with SEC on 7/9/25).
(5)	Address of Stumpedyssevej 17, 2970 Hørsholm, Denmark (Source: Internal Company documents).

CORPORATE CODE OF ETHICS AND CONDUCT

We have adopted a Corporate Code of Ethics and Conduct that applies to our employees, officers, and directors, as well as agents and contractors working on behalf of the Company. The Corporate Code of Ethics and Conduct addresses, among other things, competition and fair dealing, conflicts of interest, protection and proper use of Company assets, government relations, compliance with laws, rules and regulations and the process for reporting violations of the Corporate Code of Ethics and Conduct. Our Corporate Code of Ethics and Conduct is available on our website at www.lunaibioworks.com in the “Governance” section found under the “Investors” tab. Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Ethics and Conduct that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.

OTHER MATTERS

The persons designated to vote shares covered by our proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Annual Meeting or any adjournment, continuation or postponements thereof. Our Board knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2025 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than a reasonable period of time before we begin to print and send our proxy materials for our 2025 annual meeting. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNEX A

AMENDMENT TO THE STOCK INCENTIVE PLAN

FIRST AMENDMENT

TO THE

RENOVARO BIOSCIENCES INC.

2023 EQUITY INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Renovaro BioSciences Inc. 2023 Equity Incentive Plan (“Plan”) is adopted by the. Board of Directors (the “Board”) of Lunai Bioworks Inc. (the “Company”) on October 12, 2025, subject to approval by the Company’s stockholders at the Company’s October 31, 2025 Annual Meeting. Capitalized terms used but not otherwise defined in this Amendment have the meanings given in the Plan.

Recitals

A.	The Board adopted the Plan on May 10, 2023.

B.	The Company’s stockholders approved the Plan on July 21, 2023.

C.	Section 5.2 of the Plan provides that the Board may amend the Plan at any time, subject to stockholder approval.

D.	The Company effected a 1-for-10 reverse stock split on September 30, 2025 (the “Reverse Split”). Except as expressly stated otherwise, all share numbers and per-share limits set forth in this amendment reflect the Reverse Split and are stated on a post-split basis. For the avoidance of doubt, numbers that were previously stated on a pre-Reverse Split basis have been proportionately adjusted pursuant to Section 15 to reflect the Reverse Split.

E.	Pursuant to the authority contained in Section 5.2 of the Plan, the Company now desires to amend the Plan as set forth herein.

Amendment

1.	The following definitions are added to Section 2:

“Aggregate Reserve” means the total number of Shares authorized for issuance pursuant to Awards under Section 4.1 of the Plan, as such number may be adjusted pursuant to Section 15 of the Plan.

“ISO Pool” means the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan as set forth in Section 4.1, as such number may be adjusted pursuant to Section 15 of the Plan.

“Evergreen Date” means each July 1 during the period beginning July 1, 2026 and ending July 1, 2033 on which the Aggregate Reserve may automatically increase pursuant to the Evergreen Increase.

“Evergreen Increase” means the automatic increase in the number of Shares available for issuance under the Plan on each Evergreen Date as described in Section 4.1.

2.	Sub-section (ii) of the definition of “Change in Control” is amended and restated to read:

(ii) Consummation of any definitive agreement, which shall not be deemed to occur until the actual consummation of the transaction (and not merely stockholder approval thereof), the consummation of which would cause to occur:

3.	Section 3.3(x) is amended and restated to read:

(x) to modify the Option Price or SAR Exercise Price of any outstanding Option or SAR; provided, however, that if any such modification constitutes a repricing, stockholder approval shall be required before the repricing is effective; and further provided that, notwithstanding anything to the contrary in the Plan: (A) the Board shall not cancel or exchange any outstanding Option or SAR for a new Option, SAR or other Award with a lower exercise price without prior stockholder approval and (B) the Board shall not cancel or exchange any outstanding Option or SAR for cash or other property at a time when the Option Price or SAR Exercise Price exceeds the then-current Fair Market Value of a Share without prior stockholder approval.

4.	Section 3.4.2 is amended and restated to read:

3.4.2.	Clawbacks

All awards, amounts, or benefits received or outstanding under the Plan (including in the event of a restatement of the Company’s financial statements) shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy (“Clawback Policy”) approved by the Board from time to time, any Clawback Policy the Company is required to adopt pursuant to any applicable law, the listing standards of any national securities exchange in which the Company’s securities or listed, or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, a Grantee may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement in accordance with the Clawback Policy. A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Grantee, whether adopted before or after the Effective Date and whether before or after the Grant Date of an Award, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Grantee’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

5.	Section 4.1 of the Plan is amended and restated to read:

4.1.	Authorized Number of Shares

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed the sum of 3,476,722 Shares (the Aggregate Reserve), of which no more than 3,476,722 Shares may be issued pursuant to Incentive Stock Options (ISO Pool). Beginning on each Evergreen Date, the number of Shares available for issuance under the Plan shall automatically increase by the number of Shares (if any) necessary to cause the total number of Shares then available for issuance under the Plan to equal 15% of the total number of Shares outstanding on the last day of the immediately preceding fiscal year (“Evergreen Increase”); provided, however, that the Evergreen Increase shall not apply to, and shall not increase the ISO Pool. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time. For the avoidance of doubt, Shares outstanding for purposes of this Section are measured on a post-reverse split basis and reflect the September 30, 2025 reverse split (“Reverse Split”). Plan Share numbers are equitably adjusted to reflect the Reverse Split, as described in Section 15.

6.	Section 4.2.4 of the Plan is amended and restated to read:

4.2.4	Repurchased, Surrendered, or Forfeited Awards

If Issued Shares are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards, provided that this re-availability shall not apply to Shares described in Section 4.2.5.

7.	Section 4.2.5 of the Plan is amended and restated to read:

4.2.5	Payment of Option Price or Tax Withholding in Shares; Other Prohibited Recycling

Notwithstanding anything to the contrary contained herein: Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares tendered in payment of an Option, (ii) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, (iii) Shares covered by a Share-settled SAR or other Shares that were not issued upon the settlement of the SAR, or (iv) Shares that are repurchased by the Company using proceeds received from the exercise of Options or any other Awards.

8.	A new Section 6.4 is added:

6.4	Minimum Vesting

Except as provided in this Section, no Award shall vest and no restrictions with respect to any Award shall lapse earlier than the first anniversary of the Grant Date, and any Award subject to performance conditions shall have a performance period of at least 12 months; provided that the Board may grant Awards without regard to the foregoing with respect to up to five percent (5%) of the Aggregate Reserve, and these limits shall not apply to Awards granted to Non-Employee Directors in respect of service as a director. These limits shall also not apply to accelerated vesting in connection with death, Disability, retirement (as such term may be defined in the Grantee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), or a Change in Control to the extent otherwise permitted by the Plan.

9.	Section 8.1 of the Plan is amended and restated to read:

8.1	Option Price; No Discounted Options

To ensure that no discounted Options are granted under the Plan, the Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. Each Option shall be separately designated in the Award Agreement as either an Incentive Stock Option or Nonqualified Option. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value of a Share on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

10.	Section 9.1 of the Plan is amended and restated to read:

9.1	Right to Payment; Exercise Price

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the SAR Exercise Price. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a Share on that date and in no case less than the par value of a Share. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option after the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a Share on the Grant Date of the SAR to the extent required by Section 409A.\

11.	Section 15.1 of the Plan is amended and restated to read:

15.1.	Changes in Common Stock

If (i) the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, (A) the number and kinds of shares for which grants of Awards may be made (including the per-Grantee maximums set forth in Section 4), (B) the number and kinds of shares for which outstanding Awards may be exercised or settled, and (C) the performance goals relating to outstanding Awards, shall be equitably adjusted by the Company (subject to approval of the Board or the Committee to the extent required), and (D) the total number of shares reserved for issuance under the Plan shall be equitably adjusted by the Company so that the quotient of (x) such total number of shares immediately prior to such event and (y) the number of shares of Common Stock immediately prior to such event equals the quotient of (x) such total number of shares immediately after such event and (y) the number of shares of Common Stock outstanding immediately after such event, subject in each case to the approval of the Board to the extent required and, in any event, in compliance with Sections 409A and 422. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted so that the same proportion of issued and outstanding shares remains subject to exercise at the same aggregate exercise price, and any adjustment shall result only in whole shares; provided that any such adjustment shall comply with Sections 409A and 422.

12.	Section 17.10 of the Plan is amended and restated to read:

17.10	Dividend and Dividend Equivalent Rights

Notwithstanding any other provision in this Plan, no dividends or dividend equivalents shall be paid with respect to any Award or portion thereof prior to the vesting or earning of the underlying Shares or units, and any dividends or dividend equivalents declared or credited on unvested or unearned Awards shall be accumulated and become payable only upon vesting or earning of the underlying Award; for purposes of this Section, “dividend equivalents” include any right to receive cash, stock or other property measured by dividends on Shares that is granted in connection with an Award, and nothing in this Section limits the ability of the Committee to grant Awards that do not include dividend or dividend equivalent rights at all or to provide in an Award Agreement that no dividends or dividend equivalents shall accrue or be paid with respect to an Award.

A-4